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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) dated June 9, 2000, pertaining to the 1998 Stock Incentive Plan of Be Free, Inc. of our report dated October 15, 1999, with respect to the financial statements of TriVida Corporation (a Development Stage Company) included in Be Free, Inc.'s Current Report on Form 8-K dated March 14, 2000 filed with the Securities and Exchange Commission.



                                         /s/ Ernst & Young LLP


Los Angeles, California
June 7, 2000